LSA

SPONSORED LABORATORY STUDY AGREEMENT

     THIS Agreement is made this 15th day of May 2002, between The University of Texas M.D. Anderson Cancer Center, 1515 Holcombe Boulevard, Houston, Texas 77030 ("Institution"), a component of The University of Texas System ("System"), and BIOCELL INNOVATIONS, INC. 915 KNOWTLON AVENUE, BAYTOWN, TEXAS, 77520, ("Sponsor"), to conduct a laboratory study and evaluation ("Study"). Institution and Sponsor agree as follows:

                                  1.  PROTOCOL

1.1 Institution agrees to use its best efforts to conduct the Study, as an independent contractor, in accordance with Institutional policy, applicable laws and regulations and the Project, "The use of patented processes and procedures as described in Appendix I for the making, using, selling, proliferating, transferring and/or making other disposition of bone marrow cells and tissues, and bone-marrow derived peripheral blood cells and applications thereof, including but not limited to growth and commercialization of bone marrow blood cell cultures, growth and transplantation of blood cells and bone marrow; and the use of blood cells and bone marrow for commercial growth of bone marrow-derived biological products, including but not limited to red blood cells, white blood cells, platelets, cellular growth factors, and intercellular communication factors, and processes for making such products. The sources of testing and commercialization materials shall be derived from sources such as living donor biopsies, harvested from cadaver donors, living donor biopsies, bone marrow aspirates, peripheral blood cells and other sources. Specifically excluded as a source of bone marrow are human embryonic, fetal or neonatal cells and tissues." as described in Exhibit A attached hereto and incorporated herein. The Study will be supervised by Dr. Zeev Estrov, M.D., (Principal Investigator"), at Institution, with assistance from associates and colleagues as required.

1.2 Sponsor agrees to engage the services of Institution to conduct the Study and further agrees to provide at no cost to Institution the materials and equipment for the conduct of the Study.


2. AWARD

2.1 In consideration for performance of the Study by Institution, Sponsor shall pay Institution $Three Hundred Seventy-Five Thousand and No/100 Dollars ($375,000.00) for Study expenses and other related costs. This amount, shown by approximate category of expense in Exhibit B attached hereto for information only, is payable in twenty-four monthly installments in the amount of $Fifteen Thousand Six Hundred Twenty-five and NO/100 Dollars ($15,625.00) each. The first payment is payable within thirty (30) days of the date herein above the final payment will be due upon completion of the study.

3. TERM

3.1 This Agreement shall continue in force until the earlier of completion of the Study as mutually agreed upon by the parties or twenty-four
(24) months from the date set forth above; provided, however, that either party may terminate the Agreement by giving thirty (30) days advance notice to the other.

3.2 Upon early termination of this Agreement, Sponsor shall be liable for all reasonable costs incurred or obligated by Institution at the time of such termination, subject to the maximum amount specified in Article 2. Sponsor shall pay Institution for such costs within thirty (30) days of receipt of an invoice for same.

3.3 Upon termination of this Agreement, Institution shall return Sponsor's materials and equipment to Sponsor.


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4. INDEMNIFICATION

4.1 Institution shall, to the extent authorized under the Constitution and laws of the State of Texas, indemnify and hold Sponsor harmless from liability resulting from the negligent acts or omissions of Institution, its agents or employees pertaining to the activities to be carried out pursuant to the obligations of this Agreement; provided, however, that Institution shall not hold Sponsor harmless from claims arising out of the negligence or willful malfeasance of Sponsor, its officers, agents, or employees, or any person or entity not subject to Institution's supervision or control.

4.2 Sponsor shall indemnify and hold harmless System, Institution, their Regents, officers, agents and employees from any liability or loss resulting from judgments or claims against them arising out of the activities to be carried out pursuant to the obligation of this Agreement, including but not limited to the use by Sponsor of the results of the Study; provided, however, that the following is excluded from Sponsor's obligation to indemnify and hold harmless:

     a. the negligent failure of Institution to comply with any applicable governmental requirements or to adhere to the terms of the Protocol; or

     b. the negligence or willful malfeasance by a Regent, officer, agent, or employee of Institution or System.

5. PUBLICATION AND CONFIDENTIALITY

5.1 The parties reserve the right to publish or otherwise make public the data resulting from the Study. The party so wishing to publish or make public shall submit any such manuscript or release to the other party for comment thirty (30) days prior to publication or release.

5.2 Except as otherwise required by law or regulation, neither party shall release or distribute any materials or information containing the name of the other party or any of its employees without prior written approval by an authorized representative of the non-releasing party, but such approval shall not be unreasonably withheld.

5.3 Each party shall hold in confidence for three (3) years after the termination of this Agreement any confidential information identified as confidential and obtained from the other party during the course of this Study. Nothing herein, however, shall prevent Institution or any other component of System from using any information generated hereunder for ordinary research and educational purposes of a university.

6. INTELLECTUAL PROPERTY

6.1 Title to all inventions and discoveries made by Institution resulting from the research performed hereunder shall reside in Institution; title to all inventions and discoveries made by Sponsor resulting from the research performed hereunder shall reside in Sponsor; title to all inventions and discoveries made jointly by Institution and Sponsor resulting from the research performed hereunder shall reside jointly in Institution and Sponsor. Inventorship shall be determined in accordance with U.S. Patent law.

6.2 After consultation with Sponsor regarding the advisability of filing patent applications, Institution shall file appropriate United States and foreign patent applications for wholly or jointly owned Institution inventions. Institution will provide Sponsor, on a confidential basis, a copy of any such application filed and any documents received or filed during prosecution thereof and will provide Sponsor the opportunity to comment thereon. On any application on which an employee of Sponsor is named as a co-inventor, Sponsor will cooperate in obtaining execution of any necessary documents by its employees.


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6.3     Institution agrees to grant to Sponsor an exclusive, worldwide, royalty-bearing license to make, use, or sell under any invention or discovery owned wholly or partly by Institution and made or conceived and reduced to practice during the term of this Agreement or within twelve (12) months thereafter and directly resulting from the performance of the research hereunder, with right to sublicense with accounting to University. Sponsor shall have six (6) months from disclosure of any invention or discovery to notify Institution of its desire to enter into such a license agreement, and a license agreement shall be negotiated in good faith within a period not to exceed twelve
(12) months from Sponsor's notification to Institution of its desire to enter into a license agreement, or such period of time as to which the parties shall mutually agree.

6.4 If Sponsor and Institution fail to enter into an agreement during that period of time, Sponsor shall have a right of first refusal with respect to any terms generally more favorable offered by Institution to a third party for a period of one (1) year thereafter.

6.5 In the event Sponsor elects to exercise its option to negotiate a license in accordance with the procedures detailed above, it shall be obligated to pay all expenses, including attorney's fees, incurred in searching prior art, obtaining search opinions, preparing applications, filing, prosecuting, enforcing or maintaining a patent or patent application with respect to the licensed invention in any country in which the patent or application is filed.


7.  GENERAL

     7.1 This Agreement, including the attached Exhibit A and B, constitutes the entire and only Agreement between the parties relating to the Study, and all prior negotiations, representations, agreements, and understandings are superseded hereby. No agreements altering or supplementing the terms hereof, including the exhibits attached hereto, may be made except by a written document signed by the duly authorized representatives of the parties.

7.2 Any conflicts between the Protocol and this Agreement are controlled by this Agreement.

7.3 This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

7.4 This Agreement anticipates educational training and may involve health science postgraduates and other students of the Institution.


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     IN WITNESS WHEREOF, Institution and Sponsor hereby enter into this
Agreement, effective as of the date first set forth above, and execute two (2) original counterparts.

SPONSOR                              THE UNIVERSITY OF TEXAS
                                     M.D. ANDERSON CANCER CENTER


By: /s/ Richard Cole                 By:/s/
                                     Leonard A. Zwelling, M.D., M.B.A
Title: CEO                           Vice President for Research Administration

Date: May 15, 2002                   Date: May 15, 2002

I ACKNOWLEDGE THAT I HAVE READ THIS AGREEMENT IN ITS ENTIRETY AND THAT I SHALL USE REASONABLE EFFORTS TO UPHOLD MY INDIVIDUAL OBLIGATIONS AND RESPONSIBILITIES SET FORTH HEREIN:


By: /s/ Zeev Extrov

    Principal Investigator


By: /s/ Moseh Talzez

    Chair


By: Waun Ki Hong

    Head, Division of Cancer Medicine


Make Payment to:
The University of Texas
M.D. Anderson Cancer Center
Attn: Manager, Grants & Contracts Accounting
P.O. Box 297402
Houston, TX 77297
Tax I.D. 74 6001118 A1


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                                   APPENDIX I


NASA CASE NUMBER            TITLE                                PATENT STATUS
------------------          -----                               --------------

MSC-21560-1    "THREE-DIMENSIONAL CO-CULTURE PROCESS"     U.S. PAT NO. 5,153,132
                                                          ISSUED OCTOBER 6, 1992

ABSTRACT
--------

Laboratory process provides environmental conditions favoring simultaneous growth of cocultures of mammalian cells of more than one type. Cultures become three-dimensional tissue-like assemblies serving as organoid models of differentiation of cells. Process used, for example, to study growth of human colon cancers, starting from mixtures of normal colonic fibroblasts and partially differentiated colon adenocarcinoma cells.

MSC-21294-2    "METHOD FOR CULTURING MAMMALIAN CELLS      U.S. PAT NO. 5,153,133
                IN A HORIZONTALLY ROTATED BIOREACTOR"     ISSUED OCTOBER 6, 1992

ABSTRACT

A bio-reactor system where cell growth microcarrier beads are suspended in a zero head space fluid medium by rotation about a horizontal axis and where the fluid is continuously oxygenated from a tubular membrane which rotates on a shaft together with rotation of the culture vessel. The oxygen is continuously throughput through the membrane and disbursed into the fluid medium along the length of the membrane.

MSC-21559-1    "THREE-DIMENSIONAL CELL TO TISSUE          U.S. PAT NO. 5,155,034
                ASSEMBLY PROCESS"                        ISSUED OCTOBER 13, 1992

                                    ABSTRACT

The present invention relates to a 3-dimensional cell to tissue and maintenance process, more particularly to methods of culturing cells in a culture environment, either in space or in a gravity field, with minimum fluid shear stress, freedom for 3-dimensional spatial orientation of the suspended particles and localization of particles with differing or similar sedimentation properties in a similar spatial region.

MSC-21293-2    "METHOD FOR CULTURING MAMMALIAN CELLS      U.S. PAT.NO. 5,155,035
                PERFUSED BIOREACTOR                      ISSUED OCTOBER 13, 1992

                                    ABSTRACT

A bio-reactor system wherein a tubular housing contains an internal circularly disposed set of blade members and a central tubular filter all mounted for rotation about a common horizontal axis and each having independent rotational support and rotational drive mechanisms. The housing, blade members and filter preferably are driven at a constant slow speed for placing a fluid culture medium with discrete microbeads and cell cultures in a discrete spatial suspension in the housing. Replacement fluid medium is symmetrically input and fluid medium is symmetrically output from the housing where the input and the output are part of a loop providing a constant or intermittent flow of fluid medium in a closed loop.


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MSC-21560-2    "MULTI-CELLULAR THREE-DIMENSIONAL          U.S. PAT NO. 5,308,764
                LIVING MAMMALIAN TISSUE"                  ISSUED MAY 3, 1994

                                    ABSTRACT

The present invention relates to a multicellular, three-dimensional, living mammalian tissue. The tissue is produced by a co-culture process wherein two distinct types of mammalian cells are co-cultured in a rotating bioreactor which is completely filled with culture media and cell attachment substrates. As the size of the tissue assemblies formed on the attachment substrates changes, the rotation of the bioreactor is adjusted accordingly.

MSC-21984-1     "CULTURED NORMAL MAMMALIAN TISSUE         U.S. PAT NO. 5,496,722
                 AND PROCESS"                             ISSUED MARCH 5, 1996

                                    ABSTRACT

Normal mammalian tissue and the culturing process has been developed for the three groups of organ, structural and blood tissue. The cells are grown in vitro under microgravity culture conditions and form three dimensional cells aggregates with normal cell function. The microgravity culture conditions may be microgravity or simulated microgravity created in a horizontal rotating wall culture vessel.

MSC-21560-3    "MULTI-CELLULAR, THREE-DIMENSIONAL         U.S. PAT NO. 5,627,021
                LIVING MAMMALIAN TISSUE"                  ISSUED MAY 6, 1997

ABSTRACT

The process of the present invention relates to a three dimensional co-culture process.

MSC-21984-2     "MEDIA COMPOSITIONS FOR THREE-            U.S. PAT NO. 5,846,807
                 DIMENSIONAL MAMMALIAN TISSUE            ISSUED DECEMBER 8, 1998
                 GROWTH UNDER
                                    ABSTRACT

Normal mammalian tissue and the culturing process has been developed for the three groups of organ, structural and blood tissue. The cells are grown in vitro under microgravity culture conditions and form three dimensional cells aggregates with normal cell function. The microgravity culture conditions may be microgravity or simulated microgravity created in a horizontal rotating wall culture vessel.

MSC-21984-3    "PRODUCTION OF NORMAL MAMMALIAN ORGAN      U.S. PAT NO. 5,858,783
                CULTURE USING A MEDIUM CONTAINING        ISSUED JANUARY 12, 1999
                MEM- ALPHA, LEIBOVITZ L-15, GLUCOSE
                GALACTOSE FRUCTOSE


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                                    ABSTRACT

Normal mammalian tissue and the culturing process has been developed for the three groups of organ, structural and blood tissue. The cells are grown in vitro under micro-gravity culture conditions and form three dimensional cells aggregates with normal cell function. The microgravity culture conditions may be microgravity or simulated micro-gravity created in a horizontal rotating wall culture vessel. The medium used for culturing the cells, especially a mixture of epithelial and mesenchymal cells contains a mixture of Mem-alpha and Leibovits L15 supplemented with glucose, galactose and fructose.

MSC-22119-1    "CULTURED HIGH-FIDELITY                   U.S. PAT NO. 5,851,816
                THREE DIMENSIONAL HUMAN UROGENITAL        ISSUED DEC. 22, 1998
                TRACT CARCINOMAS AND PROCESS"

                                    ABSTRACT

Artificial high-fidelity three-dimensional human urogenital tract carcinomas are propagated under in vitro-microgravity conditions from carcinoma cells. Artificial high-fidelity three-dimensional human urogenital tract carcinomas are also propagated from a coculture of normal urogenital tract cells inoculated with carcinoma cells. The microgravity culture conditions may be microgravity or simulated microgravity created in a horizontal rotating wall culture vessel.

MSC-22122      "HORIZONTAL ROTATING-WALL VESSEL           U.S. PAT NO. 6,117,674
                PROPAGATION IN VITRO HUMAN TISSUE         ISSUED SEPT. 12, 2000
                MODELS"

                                    ABSTRACT

A process for propagating a pathogen in a three-dimensional tissue mass cultured at microgravity conditions in a culture vessel containing culture media and a culture matrix is provided. The three-dimensional tissue mass is inoculated with a pathogen and pathogen replication in the cells of the tissue mass achieved.